Restoring the Health to Commonwealth Presentation to CWH Shareholders February 26, 2013 Exhibit 3

Disclaimer
This presentation does not constitute either an offer to sell or a solicitation of an offer to buy any interest in any fund associated with Corvex Management LP
(“Corvex”) or Related Fund Management, LLC (“Related”).  Any such offer would only be made at the time a qualified offeree receives a confidential offering memorandum and related subscription documentation.
The information in this presentation is based on publicly available information about CommonWealth REIT (the “Company”), which has not been independently verified by Corvex or Related. This document includes certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in the composition of the Company’s Board of Trustees, actions of the Company and its subsidiaries or competitors, and the ability to implement business strategies and plans and pursue business opportunities.
Such forward-looking statements, estimates, and projections reflect various assumptions concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of the Company, copies of which are available on the U.S. Securities and Exchange Commission website (“EDGAR”)
at www.sec.gov/edgar.  No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein.  Corvex and Related may buy, sell, cover or otherwise change the form of their investment in the
Company for any reason at any time, without notice, and there can be no assurances that they will take any of the actions described in this document.
Corvex and Related disclaim any duty to provide any updates or changes to the analyses contained in this document.  Shareholders and others should conduct their own independent investigation and analysis of the Company.  Except where otherwise indicated, the information in this document speaks only as of the date set forth on the cover page.

3 Table of Contents I. Executive Summary 4 II. History of Underperformance 18 III. Valuation Summary 29 IV. Related / Corvex Recommendations 39 V. Appendix 51

4 Executive Summary

Executive Summary
Introduction
Company trades at 60% discount
(1)
to Related/Corvex estimate of $40 NAV per share based
on property-by-property valuation analysis (representing 153%+ upside)
– 70%+ discount to Related/Corvex target stock price of $55+ at 12/31/14 (representing
247%+ upside) achieved through internalization of management, improved operating performance, shareholder friendly capital allocation, and multiple expansion
Externally managed structure skews incentives, reduces CWH cash flow through excessive fees, destroys investor confidence, and impairs valuation multiple (off already depressed earnings)
– Management fees are primarily based on gross historical cost basis and incentivize growth through acquisitions regardless of financial returns or strategic rationale
– $395 million of fees paid out from 2007-2012, nearly 30% of market cap
– In contrast, management and board own less than 1% of CWH stock
Poor corporate governance with misaligned incentives, classified board, complicated charter, poison pill, and limited independent trustees
Extended track record of underperformance on key operating, return, and valuation metrics
– However, diversified asset base with highly saleable properties
Commonwealth REIT (“CWH” or the “Company”) represents a collection of hard assets which are massively undervalued today due to the Company’s externally advised management structure and track record of underperformance
(1)  Based on CWH closing price of $15.85 on February 25, 2013.

Executive Summary
Introduction (continued)
We believe CWH must take immediate steps to close the massive discount between its public market value of $15.85 per share and Related/Corvex NAV per share of $40
– Terminate plan to raise $450 million of equity at massive discount (see next page)
– Internalize management structure, adopt a market cost structure, and align management compensation with shareholder returns
– Replace its existing Charter and Bylaws with new ones which conform to ISS and Glass
Lewis best practices
– Use excess cash flow and proceeds from asset sales to buy back stock or delever until the Company’s stock price exceeds its NAV
– We derive a target CWH stock price of $55+ as of 12/31/14 through these actions
If CWH is unable or unwilling to do so, the board should be removed and replaced with leaders who can and will make the necessary changes

Executive Summary
Proposed Equity Offering
On the morning of February 25, 2013, Company announced a 27.0 million share follow-on offering (31.1 million shares including over-allotment option)
– Would represent a 32% increase in share count (37% with over-allotment option)
As a backdrop, CWH stock has materially underperformed over last year and multi-year time periods
– After a recent bounce in the stock price caused largely by Related / Corvex stock purchases, Company apparently decided to pursue dilutive equity offering
– At a recent price of $15.85, CWH is apparently seeking to sell equity at a 57% discount to book value of $36.82
(2)
CWH’s proposed use of proceeds for equity offering at massive discount is to repay investment grade debt trading at prices ranging from 102% to 111% of par
As the largest shareholders of CWH
(1)
, we call on management to immediately stop the
equity offering and engage with us in discussions
Recently proposed equity offering serves as latest example of poor management, skewed incentives, and unacceptable capital allocation
(1) Per Bloomberg 13F filings as of 12/31/12.
(2) Book value calculated using SIR and GOV market value as of 2/25/13.
If the Board fails to adequately respond, Corvex and Related are prepared to seek the removal of the Board so that it may be replaced with five truly independent trustees.
Corvex and Related would also be prepared to acquire all the outstanding shares at a significant premium to the current market value

Executive Summary
Company Overview
Commonwealth REIT is a REIT which owns central business district (CBD)
office buildings, suburban office properties, and industrial properties in the
U.S. and Australia
Market capitalization of $1.3 billion and TEV of $4.9 billion
(1)
– Book value of $36.82 per share as of 12/31/12
(2)
– $549.5 million of Stabilized NOI
(3)
and $487.3 million of LQA GAAP NOI as of 4Q12
(4)
Company’s portfolio consists of 452 wholly owned properties
(5)
across the U.S. and Australia
with a gross cost basis of approximately $7.0 billion
– CWH generated 45%, 35%, and 20% of 3Q12 NOI from CBD, suburban, and industrial properties, respectively
(5)
– Diversified tenant mix, with no tenant accounting for more than 2% of NOI
CWH is externally advised by REIT Management & Research LLC (“RMR”)
– $77.3 million of business and property management fees paid during 2012 (7.5% of
2012 rental income and 5.8% of CWH market cap)
Company also owns 56% of Select Income REIT (SIR) and 18% of Government Properties
Income Trust (GOV), two REITs which were spun out of the predecessor company to CWH
(1)
Based on CWH closing price of $15.85 on February 25, 2013.  TEV calculated using SIR and GOV market value as of 2/25/13.
(2)
Book value calculated using SIR and GOV market value as of 2/25/13.
(3)
Stabilized NOI per Related / Corvex property analyses.  See pg. 35 for additional detail on Stabilized NOI.
(4)
Represents LQA GAAP NOI from wholly owned properties as of 4Q12, per CWH Supplemental.
(5)
Including properties moved to discontinued operations during 4Q12.

Executive Summary
Related & Corvex Overview
Related and Corvex collectively beneficially own 8.2 million shares of CWH
(9.8% of shares outstanding)
Related Companies
– Related Fund Management, LLC is an affiliate of Related Companies (“Related”), one of the most prominent privately-owned real estate firms in the United States
– Formed 40 years ago, Related is a fully-integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales
– Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties
Corvex Management
– Value-based investing across the capital structure in situations with clearly identifiable catalysts
– Active investing to create asymmetric risk/reward opportunities
– 13D investments since inception include AboveNet (acquired by Zayo in March 2012),
Corrections Corporation of America (elected REIT status in February 2013), Ralcorp
(acquired by ConAgra in November 2012), and ADT (Keith Meister joined Board in
December 2012)

Executive Summary
Investment Thesis
CWH represents a collection of hard assets which are massively undervalued today due to the Company’s externally advised management structure and track record of underperformance
Assets with cost basis of $7.0 billion and Related/Corvex NAV estimate of $40 per share, trapped inside an entity which structurally fails shareholders, resulting in enterprise value of only $4.9 billion and stock price of $15.85
Externally advised structure distorts management incentives, reduces CWH cash flow through excessive fees, destroys investor confidence, and impairs valuation multiple (off already depressed earnings)
– Management fees are primarily based on gross historical cost basis and incentivize growth through acquisitions regardless of financial returns or strategic rationale
– Over the last 3 years, CWH has paid out $209 million of management fees to RMR, while CWH’s market cap has declined by $647 million
(1)
Management and Board collectively own only 630,000 shares of CWH (0.8% of the
Company) but 100% of RMR
– We estimate difference between management fees and market cost structure alone represents a 15%+ improvement in CWH equity value (before multiple expansion)
– Company trades at nearly 40% discount to peers on unlevered cap rate basis
(1) Based on CWH closing price of $15.85 on February 25, 2013.  Change in market capitalization excludes impact of CWH follow-on offerings during the last three years and SIR IPO and follow-on offering.

Executive Summary
Investment Thesis (continued)
– However, disconnect between CWH asset fundamentals and valuation, with diversified tenant mix, staggered lease expirations, and highly saleable properties
4 of CWH’s top 5 cities ranked in top 40 office investment markets
(1)
Poor corporate governance with misaligned incentives, classified board, complicated charter, poison pill, and limited independent trustees
– “Independent” Trustees appear conflicted by common sense definition
– Poor ISS and Glass Lewis corporate governance scores
– Over $2 billion of CWH related party transactions in the last 5 years
Management has track record of absolute and relative underperformance on basically every metric, over any relevant time period
– Negative 8% three year FFO per share CAGR
– 12-28% annualized stock price underperformance over 1, 2, and 3 year time frames
Poor investor disclosure and investor communications
– Unclear and inconsistent strategy
– No published asset list
Given its misaligned incentives and continued underperformance, management has lost the credibility of the investment community
(1) Per Marcus & Millichap’s 2012 National Office Report.

Executive Summary
Multiple Ways to Create Value
We believe CWH must take immediate steps to close the massive discount between its public market value and NAV;  if CWH is unable or unwilling to do so, the board should be removed and replaced with leaders who can and will make the necessary changes
We call on CWH to immediately:
– Terminate plan to raise $450 million of equity at massive discount
– Internalize its management structure, adopt a market cost structure, and align management compensation with shareholder returns
– Replace its existing Declaration of Trust and Bylaws with new ones which conform to
ISS and Glass Lewis best practices
– Appoint three new independent trustees
– Cease all related party asset sales
– Cease all acquisition and development activity until CWH’s stock price exceeds its NAV;
no more dilutive equity offerings
– Use excess cash flow and proceeds from asset sales to buy back stock or delever until the Company’s stock price exceeds its NAV
– Manage the Company in ways which maximize long-term CWH shareholder value, not fees paid to RMR

Executive Summary
Multiple Ways to Create Value (continued)
If CWH disagrees with our proposal or fails to respond within 30 days, we plan to seek to remove the Board and replace it with 5 independent trustees
– Requires action by written consent and 2/3 shareholder vote, which we believe is achievable
– New independent board would then pursue same strategy we recommend on previous page
Significant financial leverage enhances equity returns once CWH is properly structured, faith in operations and capital allocation is restored, and the Company’s assets are no longer severely mispriced
– As summarized on the following pages, Related/Corvex estimate an NAV of $40 per share, and a target stock price of $55+ at 12/31/14
– Book value of $36.82 per share
(1)
as of 12/31/12, reaffirmed by Board’s independent
compensation committee each time fees are paid to RMR
(1) Book value calculated using SIR and GOV market value as of 2/25/13.

Executive Summary
Valuation Summary
We estimate an NAV per share of $40 based on bottom-up property-by-property analysis and a target price of $55+
at 12/31/14
NAV represents estimate of value today if market overhangs from external management, poor corporate governance, and extended underperformance are removed
NAV can also be thought of as liquidation value of the current portfolio, before benefit from any other value enhancing actions (which we believe are plentiful)
We value CWH at a stock price of $55 or higher at 12/31/14 through internalization of management, operational turnaround, improved capital allocation, and multiple expansion
Stock Related / Corvex
Price NAV
Stock Price $15.85 $40.07
% Change -- 152.8%
Cap Rate of Stabilized NOI
(1)
11.18% 7.91%
Cap Rate of LQA GAAP NOI
(2)
9.92% 7.02%
Price / LQA Normalized FFO 5.9x 14.9x
Price / GAAP Book Value per Share 0.43x 1.09x
Price / Square Foot
(3)
$89 $125
Dividend Yield @ Current $0.25 / Qtr 6.31% 2.50%
(1)
Stabilized NOI assumes stabilization costs of approximately $141 million.
(2)
Wholly-owned LQA GAAP NOI of $487.3 million per CWH 4Q12 Supplemental.
(3)
Wholly-owned square feet per Company filings and Related / Corvex analysis.

Executive Summary
Valuation Summary (continued)
While some metrics and peers are more relevant than others, it is clear that
CWH trades at an enormous discount to comps across a variety of key measures
(1) Office Comps group for Cap Rate, FFO, AFFO, and Price / Square Foot based on PDM, HIW, CLI, BDN, and PKY.
(2) Office Comps group for LQA EBITDA and Dividend Yield per Citi Research.
Office Implied
Comps CWH %
Current Avg. Price Change
Cap Rate of Stabilized NOI 11.2% 7.2% $48.20 204.1%
LQA EBITDA Multiple 10.6x 17.5x $54.32 242.7%
Price / LQA Normalized FFO 5.9x 11.8x $31.72 100.1%
Price / Square Foot $89 $175 $72.79 359.2%
Dividend Yield @ Current $0.25 / Qtr 6.31% 3.30% $30.30 91.2%
Stock Price (Current / Avg.) $15.85 $47.46

Executive Summary
Summary Public Comparables
(1) Reflects recurring FFO per share for the year ended, December 31, 2012.
CWH trades at a significant discount to peers on all key measures
BDN
PKY
HIW
CWH
CLI
RMZ
PDM
(1)
Market Comparables
($ in millions, except per share amounts)
As of 1/15/13 Equity Enterprise Implied Ent. Value G&A / Equity Net Debt / Total Debt / LTM FFO LTM AFFO Credit Ratings
Ticker Company Name Price Div. Yield Market Cap. Value Cap Rate / SF Market Cap. Ent. Value Gross Assets Multiple Multiple Moodys / S&P
CWH CommonWealth REIT $15.85 6.3% $1,338 $4,914 9.9% $88.70 3.9% 76.3% 44.1% 4.7x 10.1x Baa3 / BBB-
PDM Piedmont Office Realty Trust Inc. $18.70 4.3% $3,133 $4,538 6.5% $221.39 0.7% 30.9% 27.6% 13.9x 23.1x NR / BBB
HIW Highwoods Properties Inc. 34.77 4.9% 2,933 4,869 7.3% 164.02 1.3% 39.2% 44.8% 12.7x NA NR / BBB
CLI Mack-Cali Realty Corp. 26.51 6.8% 2,656 4,802 8.3% 151.54 1.8% 44.7% 36.4% 9.9x NA NR / BBB
BDN Brandywine Realty Trust 12.76 4.7% 1,867 4,576 7.5% 192.81 1.6% 55.1% 47.3% 11.0x 16.0x NR / BBB
PKY Parkway Properties Inc. 15.83 2.8% 889 1,750 6.7% 147.66 1.8% 41.5% 44.8% 11.4x 20.6x NR / NR
Average $21.71 4.7% $2,296 $4,107 7.2% $174.83 1.4% 42.3% 40.2% 11.8x 19.9x
Indexed Price Performance (LTM 1/15/13 Total Return)
1/15/12 3/28/12 6/8/12 8/21/12 11/2/12 1/15/13
60
80
100
120
140
160
180
(15.0%)
16.1%
71.7%
13.1%
32.1%
6.4%
0.8%
-
-

Executive Summary
Work Completed to Date
Valuation
– Property-level valuation and due diligence of 384 CWH properties, representing approximately 90% of the Company’s wholly owned assets by square footage and historical cost basis
Work included analysis of market rental, vacancy and cap rate trends, stabilization costs, capital expenditures, comparable transactions, meetings and calls with local brokers, and site visits
– Analysis of historical operating performance, total shareholder return, valuation, and other metrics as compared to peers
Corporate Governance
– Retained Gibson Dunn as corporate counsel, Ober Kaler as Maryland counsel, Ice Miller as Indiana insurance counsel, and D.F. King as proxy advisor
– Review of CWH Declaration of Trust, Bylaws, Proxy, and SEC filings
Review of Maryland corporate law and Indiana insurance regulations as applicable
– Review of CWH bond indentures and credit agreements
– Review of ISS and Glass Lewis proxy advisory reports

18 History of Underperformance

History of Underperformance
CWH has performed poorly in absolute terms and underperformed its peers on almost any metric over any relevant time period
Valuation
Stock price performance and total shareholder return
NOI, EBITDA, FFO, and CAD / share growth
Acquisitions and return on investment
Cost structure
Corporate governance

($ in millions, except per share amounts)
As of 1/15/13 Equity Enterprise Implied Ent. Value G&A / Equity Net Debt / Total Debt / LTM FFO LTM AFFO Credit Ratings
Ticker Company Name Price Div. Yield Market Cap. Value Cap Rate / SF Market Cap. Ent. Value Gross Assets Multiple Multiple Moodys / S&P
CWH CommonWealth REIT $15.85 6.3% $1,338 $4,914 9.9% $88.70 3.9% 76.3% 44.1% 4.7x 10.1x Baa3 / BBB-
PDM Piedmont Office Realty Trust Inc. $18.70 4.3% $3,133 $4,538 6.5% $221.39 0.7% 30.9% 27.6% 13.9x 23.1x NR / BBB
HIW Highwoods Properties Inc. 34.77 4.9% 2,933 4,869 7.3% 164.02 1.3% 39.2% 44.8% 12.7x NA NR / BBB-
CLI Mack-Cali Realty Corp. 26.51 6.8% 2,656 4,802 8.3% 151.54 1.8% 44.7% 36.4% 9.9x NA NR / BBB
BDN Brandywine Realty Trust 12.76 4.7% 1,867 4,576 7.5% 192.81 1.6% 55.1% 47.3% 11.0x 16.0x NR / BBB-
PKY Parkway Properties Inc. 15.83 2.8% 889 1,750 6.7% 147.66 1.8% 41.5% 44.8% 11.4x 20.6x NR / NR
Average $21.71 4.7% $2,296 $4,107 7.2% $174.83 1.4% 42.3% 40.2% 11.8x 19.9x

History of Underperformance
Summary Public Comparables
(1) Reflects recurring FFO per share for the year ended, December 31, 2012.
CWH trades at a significant discount to peers on all key measures
BDN
PKY
HIW
CWH
CLI
RMZ
PDM
(1)
1/15/12 3/28/12 6/8/12 8/21/12 11/2/12 1/15/13
60
80
100
120
140
160
180
(15.0%)
16.1%
71.7%
13.1%
32.1%
6.4%
0.8%
Market Comparables
Indexed Price Performance (LTM 1/15/13 Total Return)

($ in millions)
For the Fiscal Year Ending December 31,
2010 2011 2012
Total Return (if held since)
(1)
(21.3%) (24.3%) 6.6%
SF Owned per Share (% growth) (15.9%) (5.2%) (0.6%)
NOI per Share (% growth) (19.1%) (4.2%) 16.1%
EBITDA per Share (% growth) (22.1%) (4.7%) (27.2%)
FFO per Share (% growth) (13.8%) (9.4%) 0.0%
CAD per Share (% growth) (23.7%) (26.5%) (16.9%)
Fees Paid to RMR $62.2 $69.5 $77.3
% growth 3.4% 11.7% 11.2%
(1)     Total return includes dividends paid. Total return assumes stock is held since
January 1st of the specified year through January 15th, 2013.

History of Underperformance
Operating Performance
Value
accruing to
RMR, not
shareholders
Poor performance on key financial metrics, while fees paid to RMR continue to grow

History of Underperformance
Cost Structure Comparison
At a median peer operating expense level of 40.0% of rental income, CWH property operating expenses could be reduced by $32 million
CWH’s cost structure is worse than peers despite greater scale
(1) Analysis excludes PKY, which offers fee-based real estate services through wholly owned subsidiaries of the company, which in total manage and/or lease approximately
10.8 million square feet for third-party owners at January 1, 2013 (compared to a property portfolio of 11.9 million square feet).
Peer
: Peer
CWH PDM HIW CLI BDN Median
(1)
less CWH
LQA Rental Income / Revenue $1,047 $544 $536 $665 $570
LQA Operating Expenses $450 $220 $197 $269 $225
% of Rental Income 43.0% 40.5% 36.8% 40.4% 39.5% 40.0% (3.1%)
GAAP NOI $596 $324 $339 $396 $345
% Margin 57.0% 59.5% 63.2% 59.6% 60.5%
60.0% 3.1%
LQA G&A $58 $21 $36 $50 $29
% of Rental Income 5.6% 3.8% 6.8% 7.6% 5.1% 5.9% 0.3%
% of Gross Real Estate Assets 0.8% 0.5% 1.0% 0.9% 0.6% 0.7% (0.1%)
% of Market Cap 3.9% 0.6% 1.2% 1.8% 1.5% 1.3% (2.5%)
GAAP EBITDA $538 $303 $302 $346 $316
% Margin 51.4% 55.7% 56.4% 52.0% 55.5%
55.6% 4.2%

History of Underperformance
Acquisitions/CapEx and Return on Investment
Management continues to pursue growth acquisitions / development despite poor returns and significantly undervalued CWH stock due to skewed incentives created by RMR’s external management of the Company
CWH has spent $2.7 billion on net acquisitions and capex (over 2x CWH’s entire market cap) since 2007, while book value per share has grown 2.4%
cumulatively and 0.5% on an annualized basis
(1) Book value calculated using SIR and GOV market value. 2012 Book value uses stock market prices as of 2/25/13.
(2) Metric shown includes SIR.
'07-'12 '07-'12
2007 2008 2009 2010 2011 2012 CAGR Cumulative
Book Value
(1)
$2,198 $2,217 $2,259 $2,702 $2,816 $3,097 7.1% 40.9%
Book Value per Share $36.11 $34.68 $35.66 $37.53 $33.24 $36.96 0.5% 2.4%
Memo: Shares Outstanding 60.9 63.9 63.4 72.0 84.7 83.8 6.6% 37.6%
Gross Real Estate Assets
(2)
$6,156 $6,242 $6,324 $6,357 $7,244 $7,829 4.9% 27.2%
Cumulative
Real estate acquisitions and improvements $423 $416 $665 $973 $868 $763 $4,109
Proceeds from sale of properties, net 4 334 212 604 264 10 1,428
Net Acquisitions/CapEx $419 $83 $453 $369 $604 $753 $2,681
% of Recent Market Cap 31.0% 6.1% 33.5% 27.3% 44.6% 55.6% 198.1%
Total RMR Management Fees $59.7 $63.2 $62.6 $62.2 $69.5 $77.3 $395
% of Recent Market Cap 4.4% 4.7% 4.6% 4.6% 5.1% 5.7% 29.2%

Agenda and Recommendations

United States Policy

Item	Code	Proposal	Mgt. Rec.	ISS Rec.	Focus
Management Proposals					
1	M0201	Elect Director William A. Lamkin	FOR	AGAINST	◆
2	M0201	Elect Director Adam D. Portnoy	FOR	AGAINST	◆
3	M0507	Approve Restricted Stock Plan	FOR	FOR	
4	M0550	Advisory Vote to Ratify Named Executive Officers' Compensation	FOR	FOR	
5	M0101	Ratify Auditors	FOR	FOR	

◆Recommendations against management | ● Items deserving attention due to contentious issues or controversy

Shareholder Rights HIGH CONCERN

Score: 20.0

Factor	Impact
10% of share capital is needed to convene a special meeting	←
The board is classified	→
The company has a poison pill in effect	→
The company requires a supermajority vote to approve mergers or other business combinations	→
The company has a majority vote standard but does not have a plurality carve-out in the case of contested elections	→
The company's poison pill includes a dead-hand, slow-hand, or similar provision	→
The company's poison pill has not been approved by shareholders	→
Shareholders may act by written consent	←

Board Structure MEDIUM CONCERN

Score: 31.0

Factor	Impact
There is no chairman of the board	→
The company has not disclosed sufficient information on whether the roles of chairman and CEO have been separated	→
40% of the directors are family members of executives or majority shareholders	→
20% of the directors are former or current employees of the company	→
60% of the directors are independent and were elected by shareholders	→
The company discloses board/governance guidelines	←
No directors received the support of less than 50% of votes cast at the last annual meeting	■
No of directors were involved in material RPTs	■

RELATED CORVEX

24 History of Underperformance Poor Corporate Governance ISS recommended voting against incumbent board members last year (per ISS Proxy Advisory Services report, April 25, 2012)

CWH	HPT	SNH	GOV	SIR	TravelCenters of America	FiveStar Senior Living	
	✓							✓
	✓	✓	✓	✓	✓	✓	✓	✓
	✓	✓	✓	✓				✓
	✓	✓	✓	✓				✓
	✓	✓	✓	✓	✓	✓	✓	✓
	✓	✓						
	✓		✓					

RELATED CORVEX

History of Underperformance
Board of Trustees
Significant overlap of board members across RMR entities, including
“Independent” trustees
Travel Centers Five Star RMR Real Estate
Name Title CWH HPT SNH GOV SIR of America Senior Living Income Fund
Senior Management:
Adam D. Portnoy
Vern D. Larkin
Jennifer B. Clark
Board of Directors:
Adam D. Portnoy
Barry D. Portnoy
William A. Lamkin
President & Managing Trustee
Director of Internal Audit
Secretary
President & Managing Trustee
Managing Trustee
Partner at Ackrell Capital
Founder & CEO of Turf Products
Same Job, Different Company?
“Independent” trustees appear to be far from independent
Frederick N. Zeytoonjian

History of Underperformance
Analyst Perspectives
Management has lost the credibility of the analyst community
Okay, okay. And then, Adam [Portnoy], we’re both fiduciaries to investors, so don’t take this personally and take it constructively please.
But when I talk to investors about CommonWealth, the investment strategy, the balance sheet, the operations, there’s just zero investor confidence out there. The term that most people use is “uninvestable.”
”
Stifel Nicholas: Q2 2012 Earnings Call, August 8, 2012
Well, Adam [Portnoy] I have to say this, you’ve spent a lot of time blaming the problems on others and I guess it worked well for someone yesterday who just got reelected, your leverage is up debt plus preferred is now over 80%, your G&A quarter over quarter went from $12.7 million to $14.6 million. You are on a $58 million run rate for G&A. You have concluded that greater than 50% of your assets are challenged and CommonWealth’s year-to-date performance is down 14.7% versus the RMZ which is up 11.2%. I don’t have any questions, thanks.
”
Stifel Nicholas: Q3 2012 Earnings Call, November 7, 2012
CWH appears to have chosen to discontinue Q&A portion of its conference call as of 4Q12 earnings

History of Underperformance
Analyst Perspectives (continued)
Analysts explicitly discount CWH for its externally managed structure and track record of underperformance
Citi Research: February 25, 2013
Comment from underwriter firm on same day as proposed equity offering
We rate the shares of CWH Sell (3). We believe that CommonWealth REIT's track record of operational underperformance relative to the office REIT peer group stems from the company’s externally advised and managed structure, which results in uneconomic decisions and puts shareholders and management on an uneven playing field. We view the conflicts of interest inherent in the company’s structure as the primary factor for avoiding shares of CWH.
Nor do we, however, view the current valuation as sufficiently compelling.

History of Underperformance
Management Commentary
Management commentary appears out of touch with business given a 50% cut in
CWH dividend only one quarter later
And then the last question, the obvious question, as you are bouncing around $18, $19 a share, high 10s on the dividend, clearly when you're at that level, people are either anticipating a diminution or a decline in share value and/or a dividend adjustment. And it seems to me that if the stocks price can't get back up into the low to mid 20's, a dividend cut would be the prudent thing to do. In fact, if you cut the dividend down to $1.20 you'd still have one of the highest dividends in the office industrial REIT space. So what's your thought process on all that?
”
Stifel Nicholas: Q1 2012 Earnings Call, May 3, 2012
Yeah. I'm glad you asked that, John, because it's something that a lot of investors have asked us about, and it's the security of the dividend. Right now, we acknowledge that it certainly appears that the market is expecting a dividend cut. We disclosed our CAD payout ratio as a 104%. That is above 100%, it's not much above 100%. We think we can maintain this dividend for the foreseeable future. If the payout ratio were to balloon up, well above 104%, well above 100%, and be there for quite some time, I think we'd have to seriously consider reducing the dividend. But right now, there's no intention from management or the Board, to do anything with the dividend.
Now that might change as circumstances change. But today, we have no intention of changing the dividend.
And I have to tell you, it is – at times it is perplexing to us, because we look at our numbers and say we can afford the dividend, and the dividend doesn't look like it should be at risk. Yet the stock price seems to indicate that everybody else doesn't see that. They think that we're going to – that there should be a dividend cut. Maybe they are anticipating something years from now, or a long time from now. But I don't – it is – sometimes it's as perplexing to us as to maybe you, John, but that's our thoughts on it.
”
Adam Portnoy: Q1 2012 Earnings Call, May 3, 2012

29 Valuation Summary

Related did not rely on book value and
instead, did a bottoms up real estate
valuation on 90% of the portfolio

Valuation Summary
Underwriting Methodology
Related performed site visits,
met with local brokers and had
appropriate internal Related teams
review underwriting assumptions
Related used Gross Asset Value
(“GAV”) and Cap Rate Valuation
methodologies to determine NAV per
share.
Related analyzed market rental,
vacancy and cap rate trends as
well as market research reports
Related and Corvex believe CWH’s wholly owned real estate is worth $7.0 billion today (compared to a cost basis of $7.0 billion and implied market value of $4.9 billion) based on property-by-property underwriting
(1) CWH $4.9 billion enterprise value calculated using SIR and GOV market value as of 2/25/13.
1
2
3
4

Valuation Summary
Underwriting Methodology (continued)
The most extensive property level detail that CWH provides is a Schedule 3
(accumulated depreciation schedule) produced at the end of every fiscal year.
This report does not show the assets’ names or addresses and is merely a list of properties identified by an ID number. The following represents our underwriting methodology:
1. Associate each property ID in the Schedule 3 with an address, name and portfolio where appropriate
2. Remove any SIR spin-off properties (76 total) based on Schedule 1.1 of Form 8-K dated
3/31/12
3.
Account for any acquisitions and dispositions during 2012 and 2013
4.
Perform extended due diligence on 367 properties
•
Represents 90% of the portfolio’s total SF
•
Represents 90% of the portfolio’s total cost basis
5.
Extrapolate results to the rest of the portfolio
6. Analyze market rental, vacancy and cap rate trends and meet with brokers, research comparable transactions and perform site visits to further  improve property level assumptions
7. Determine CWH’s NAV per share based on gross asset value (“GAV”) and cap rate methodologies
We believe GAV is a more appropriate indicator of valuation because of the nature of
CWH’s portfolio

Valuation Summary
Underwriting Summary
($ and SF in millions, except PSF)
Total Portfolio Underwritten Portfolio Variance
# of # of % of % of % of
Property Type Properties
Cost Basis
(1)
SF Properties Cost Basis SF Properties Cost Basis SF
Office - CBD 47 $3,367 20.5 43 $3,067 19.5 91% 91% 95%
Office - Suburban 198 2,543 19.6 162 2,360 17.3 82% 93% 88%
Industrial 86 583 9.7 69 399 7.3 80% 68% 75%
Hallwood portfolio 98 358 4.1 80 299 3.0 82% 83% 74%
Flex - Suburban 7 79 0.4 7 79 0.4 100% 100% 100%
Specialty 6 74 0.5 6 74 0.5 100% 100% 100%
Portfolio 442 $7,004 54.8 367 $6,278 48.1 83% 90% 88%
Remaining Properties 75 726 6.7 17% 10% 12%
Total Portfolio 442 $7,004 54.8 442 $7,004 54.8 100% 100% 100%
($ and SF in millions, except PSF) Total Portfolio Underwritten Portfolio Variance
# of # of % of % of % of
Vintage Properties
Cost Basis
(1)
SF Properties Cost Basis SF Properties Cost Basis SF
Before 2000 80 $1,318 10.5 57 $1,014 7.3 71% 77% 70%
2000 - 2005 166 1,591 15.2 136 1,484 13.5 82% 93% 89%
2006 - 2008 128 1,065 11.6 124 1,043 11.5 97% 98% 99%
2009 - 2011 63 2,474 14.0 45 2,181 12.3 71% 88% 87%
Since 2012 5 557 3.5 5 557 3.5 100% 100% 100%
Portfolio 442 $7,004 54.8 367 $6,278 48.1 83% 90% 88%
Remaining Properties 75 726 6.7 17% 10% 12%
Total Portfolio 442 $7,004 54.8 442 $7,004 54.8 100% 100% 100%
(1)
Portfolio Summary - by Vintage
Portfolio Summary - by Property Type
Cost basis reflects CWH's purchase price accounting (land plus building and improvements) adjusted for actual transaction prices according to RealCapitalAnalytics and therefore might not be reflective of actual acquisiton prices.

Acquisition Date

Price Appreciation (Depreciation)

RELATED CORVEX

Valuation Summary
GAV Methodology
We calculate an NAV of $40 per share for CWH. This represents a 132% premium to the Company’s stock price of $15.85 as of 2/25/13.
1. Stratify the portfolio into 5 vintages
2. Analyze the variances between current market value and original cost basis
3. Extrapolate to rest of portfolio to derive GAV of CWH’s real estate
4. Subtract CWH’s unsecured credit facilities, term loans, mortgage notes and preferred stock
5. Add CWH’s cash, and pro rata ownership of SIR and GOV shares
Main Assumptions
Output Range (NAV per Share)
Premium (Discount) to Share Price
8%
$40.07
GAV
Methodology
Before 2000
2000 - 2005
2006 - 2008
2009 - 2011
Since 2012
(4)%
(17)%
5%
9%
1
132%

Valuation Summary
Cap Rate Methodology
Based on a cap rate approach, we calculate an NAV of $35.88 - $46.85 per share for CWH. This is a 126% -
196% premium to the Company’s stock price of $15.85
as of 2/25/13.
1. Analyze the NOI generated from the 367 subset properties ($493 million)
2. Extrapolate results to remaining portfolio to derive a portfolio NOI ($550 million)
3. Assess average cap rate for the 367 subset properties
4. Establish a range of cap rates (7.25% - 8.25%)
5. Subtract CWH’s unsecured credit facilities, term loans, mortgage notes and preferred stock
6. Add CWH’s cash, and pro rata ownership of SIR and GOV shares
Please note that while a cap rate valuation may be informative, we believe that
GAV is a more appropriate method of measuring CWH’s real estate because of the potential for value creation if the portfolio is better managed
Main Assumptions
Output Range (NAV per Share)
Premium (Discount) to Share Price
Cap Rate
Valuation
Cash NOI ($ in millions)
Cap Rate
$550
7.25% – 8.25%
2
$35.88 – $46.85
126% – 196%

Valuation Summary
Stabilized NOI Bridge
Related has underwritten $550 million of NOI for the wholly owned portfolio through better property management and investment in challenged properties
NOI Bridge
($ in millions)
LTM
12/31/12
Portfolio NOI $593.4
Wholly-Owned NOI 513.7
Wholly-Owned % of Portfolio 86.6%
Portfolio Straight Line Rent $39.0
Wholly-Owned % of Portfolio 86.6%
Wholly-Owned Straight Line Rent $33.8
Wholly-Owned NOI $513.7
Wholly-Owned Straight Line Rent 33.8
Wholly-Owned Cash NOI $479.9
Wholly-Owned Cash NOI $479.9
LTM Property Management Savings 11.0
Stabilization Value 59.1
Underwritten NOI $550.0

Valuation Summary
Accretive Case Study – 109 Brookline Avenue (Boston, MA)
Location Property Description
Property Type: Office - CBD
Asset Class: B
Estimated Occupancy: 100.0%
Net Rentable Square Feet: 287,946
Date Acquired: 9/1/95
Cost Basis: $34 million
Cost Basis PSF: $117.30
Mark-to-Market Assumptions
Rental Income: $36.00 PSF
Recoveries: $0.55 PSF
Vacancy & CL: 5.0%
Total Operating Expenses: $11.00 PSF
NOI: $7 million
Cap Rate: 6.00%
Stabilization Costs: NA
Concluded Value: $114 million
Concluded Value PSF: $395.83
Commentary Site
The Property is a 3-story, Class-B office building located in the
Brighton/Allston/Fenway submarket of Boston, MA. More
specifically, the Property is a half block from Fenway,
approximately one half mile northeast of Boston's Longwood
Medical and Academic Area. The building was constructed in
1875 and underwent a complete renovation in 2000. It is situated on approximately 2.6 acres with an average floorplate of 96,000
SF. There are 112 surface parking spaces with subway access to the Green line available within a half block. The Property benefits from a biomedical research concentration to the north and the
Longwood Medical and Academic Center to the south with the
nearby Beth Israel Deaconess Medical Center.

Valuation Summary
Neutral Case Study – 1735 Market Street (Philadelphia, PA)
Location Property Description
Property Type: Office - CBD
Asset Class: A
Estimated Occupancy: 98.2%
Net Rentable Square Feet: 1.2 million
Date Acquired: 6/1/98
Cost Basis: $226 million
Cost Basis PSF: $182.43
Mark-to-Market Assumptions
Rental Income: $25.00 PSF
Recoveries: $1.35 PSF
Vacancy & CL: 7.0%
Total Operating Expenses: $11.50 PSF
NOI: $16 million
Cap Rate: 6.75%
Stabilization Costs: NA
Concluded Value: $240 million
Concluded Value PSF: $194.09
Commentary
Site
The Property, also known as One Mellon Bank, is a 55-story
office building located in the Downtown submarket of
Philadelphia. The building was constructed in 1990 on a one-acre parcel of land and contains an additional 46,406 SF of storage space. Typical floor size is 22,400 SF. Parking is provided by 180 underground spaces and nearby, 3rd party parking garages. The building is located three blocks west of Philadelphia's City Hall, in the heart of the financial district. Based on published information, approximately 40 tenants occupy the building, many of them in the financial sector including Barclay's, Deutsche Securities, and
BNY Mellon.

Valuation Summary
Dilutive Case Study – One Franklin Plaza (Philadelphia, PA)
Property Type: Office - CBD
Asset Class: A
Estimated Occupancy: 0.0%
Net Rentable Square Feet: 624,000
Date Acquired: 12/1/97
Cost Basis: $76 million
Cost Basis PSF: $120.99
Mark-to-Market Assumptions
Rental Income: $20.50 PSF
Recoveries: $0.81 PSF
Vacancy & CL: 12.0%
Total Operating Expenses: $11.50 PSF
NOI: $5 million
Cap Rate: 7.25%
Stabilization Costs: $48 million
Concluded Value: $15 million
Concluded Value PSF: $23.96
The Property is a 24-story, Class A, office building located in the
Downtown submarket of Philadelphia. The building was
constructed in 1980 on a 0.91-acre parcel with typical floor plates of 26,000 SF. There are approximately 187 on-site underground parking spaces. GlaxoSmithKline is expected to vacate the
building in Q1 2013 in favor of a new campus in Navy Yard. In early 2011, CWH said that it attempted to retain GSK by offering a $110MM overhaul of the building, including new skin, floor-to-
ceiling glass, raised ceiling heights, and a state-of-the art HVAC system. These improvements would have equated to a value
$176/SF, well in excess of the 1997 acquisition price. Notably, neither CoStar nor Loopnet currently show any availability or asking rates for the property despite the pending vacancy.
Location Property Description
Commentary Site

39 Related / Corvex Recommendations

Related/Corvex Recommendations
RMR Overview
RMR was founded in 1986 and now has approximately $22 billion of gross assets under management through publicly traded REITs and closed-end funds
Headquartered in Newton, MA and founded by Barry Portnoy, who remains Chairman and majority owner of RMR today and is a Managing Trustee of CWH
– Adam Portnoy, son of Barry Portnoy, is President and Chief Executive Officer of RMR,
and President and a Managing Trustee of CWH
– Barry Portnoy’s son-in-law is also an officer of RMR
– All executive officers of CWH are also officers of RMR
CWH predecessor HRPT was listed on NYSE in 1986
– HRPT has spun off four subsidiary companies since 1995: Hospitality Properties Trust
(HPT), Senior Housing Properties Trust (SNH), Government Properties Income Trust
(GOV), and Select Income REIT (SIR)
– HRPT changed its name to Commonwealth REIT in July 2010
– All HRPT successor companies remain externally managed by RMR
Each company generally has non-compete agreements and ROFR arrangements with one another (based on their respective property types) through their various management agreements with RMR
Other RMR entities include RMR Real Estate Income Fund (RIF), Five Star Quality Care
(FVE), and Travel Centers of America

Related/Corvex Recommendations
How RMR is Paid
Business management agreement
– Requires CWH to pay RMR at annual rate of 0.7% of the historical cost basis of U.S.,
Canadian, and Puerto Rican investments for the first $250,000 of such investments and
0.5% thereafter
1.0% fee level for investments outside the U.S., Canada, and Puerto Rico
– Additionally, RMR is entitled to an incentive fee equal to 15% of the product of (i)
weighted average fully diluted shares outstanding and (ii) the excess of FFO per share over FFO per share in the preceding fiscal year
No incentive paid in recent years given continued FFO per share declines
Property management agreement
– Provides for fees equal to 3.0% of gross collected rents, and construction supervision fees equal to 5.0% of construction costs
CWH is managed under two agreements with RMR, which generate steady fees based on gross historical cost basis and gross rents
'07-'12
2007 2008 2009 2010 2011 2012 Cumulative
Business Management Fees $31.0 $33.4 $33.6 $34.7 $39.2 $43.6 $215.6
Property Management Fees 28.7 29.8 29.0 $27.5 $30.3 $33.7 $179.0
RMR Management Fees $59.7 $63.2 $62.6 $62.2 $69.5 $77.3 $394.6
% of Recent Market Cap 4.4% 4.7% 4.6% 4.6% 5.1% 5.7% 29.2%
% of Rental Income 7.1% 8.4% 7.4% 7.3% 7.6% 7.5%

Related / Corvex Recommendations
Recommendation #1: Internalize Manager
CWH should internalize management, resulting in immediate value creation through cost savings and multiple expansion, and significant long term benefits through improved capital allocation and alignment of management incentives
We believe majority of CWH’s valuation discount is due to external management structure
– Despite challenges, asset fundamentals are solid in aggregate and operations have material upside opportunities
– As shown on next page, we believe fee savings alone could represent over 15% upside to
CWH stock, and multiple expansion could generate an additional 100%+ upside
– Internalization will also save CWH shareholders from paying 15% incentive fees when
FFO begins to grow again
RMR fees are primarily based on historical cost basis and distort management incentives
– Management fees have grown despite track record of extended underperformance
– CWH continues to acquire new assets and issue equity rather than repurchasing its dislocated stock, despite re-affirming book value each time fees are paid out to RMR
Management fees are excessive and out of step with times
– Extraction of nearly 30% of CWH’s market cap since 2007
Additionally, CWH assets have been used repeatedly to seed new platforms for RMR, thereby generating new income streams for RMR without compensation for CWH shareholders
External management structure is indefensible, and terminable by independent trustees

Related / Corvex Recommendations
Management Fee / Cap Rate Sensitivity
We estimate some portion of RMR fees could be immediately eliminated through internalization, resulting in significant equity value creation for CWH
Value creation results from capitalization of fee savings and improvement in overall cap rate
Only property management fees are deducted from NOI;  however, business management fees in
G&A impact equity multiples and cash flow (analysis below capitalizes these savings as well)
4Q12 LQA
Business Management Fees $11.6 $46.2
Property Management Fees 9.2 36.8
Total RMR Fees $20.8 $83.1
Estimated Run-Rate Fee Savings $20.0
Current Cap Rate (GAAP) 9.92%
CWH Equity Value Creation $201.7
Equity Value Creation per Share $2.41
Current CWH Price $15.85
% Change from Fee Savings 15.2%
LQA GAAP NOI (before Fee Savings) $487.3
Cap Rate 7.25%
Implied TEV $6,721.9
Value Creation from Fee Savings 201.7
Value from Improved Cap Rate on Fees 74.2
TEV $6,997.7
Net Debt & Preferred 3,585.8
Equity Value $3,411.9
Implied CWH Share Price $40.71
% Change 156.9%
% Change from Multiple Improvement 141.7%
Implied CWH Share Price
Management Fee Savings
$40.71 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0
6.75% $45.13 $46.01 $46.90 $47.78 $48.67 $49.55
7.00% 41.99 42.84 43.70 44.55 45.40 46.25
Cap 7.25% 39.07 39.89 40.71 41.54 42.36 43.18
Rate 7.50% 36.34 37.13 37.93 38.73 39.52 40.32
7.75% 33.79 34.56 35.33 36.10 36.87 37.64
8.00% 31.39 32.14 32.88 33.63 34.38 35.12
% Change to Current
Management Fee Savings
$0.00 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0
6.75% 184.7% 190.3% 195.9% 201.5% 207.0% 212.6%
7.00% 164.9% 170.3% 175.7% 181.1% 186.4% 191.8%
Cap 7.25% 146.5% 151.7% 156.9% 162.1% 167.2% 172.4%
Rate 7.50% 129.3% 134.3% 139.3% 144.3% 149.3% 154.4%
7.75% 113.2% 118.0% 122.9% 127.7% 132.6% 137.4%
8.00% 98.1% 102.8% 107.5% 112.2% 116.9% 121.6%

Related / Corvex Recommendations
Recommendation #2: Replace Declaration and Bylaws
CWH should replace its existing Declaration of Trust and Bylaws with new ones which conform to ISS and Glass Lewis best practices in order to restore investor confidence in the corporate governance of the Company
Poorly constructed corporate governance documents have insulated management and further misaligned the interests of management and shareholders
Governance issues include:
– Classified board
– “Poison pill” triggered by the acquisition of only 10% of CWH’s outstanding shares, with a “slow hand” provision
– Ineffective independent trustees
ISS has taken notice, recommending against CWH’s incumbent board members last year
Existing documents and governance practices appear indefensible

Related / Corvex Recommendations
Recommendation #3: Appoint Three Additional Trustees
CWH should appoint three new independent trustees to its Board as soon as possible to assuage governance concerns, give CWH shareholders a real voice, and increase the proportion of truly independent Board trustees
“Independent” Trustees appear conflicted by common sense definition
– Association with multiple RMR entities for long periods of time
– Over $2 billion of CWH related party transactions in the last 5 years
– Insufficient checks against self dealing
Poor ISS and Glass Lewis corporate governance scores on key topics such as board structure and shareholder rights
– These issues have emerged under the supervision of current Board members
Extended track record of CWH underperformance suggests Independent Trustees are not protecting shareholder interests
Management and Board have lost the credibility of the investment and analyst community
Status quo appears indefensible: new trustees are needed to restore the reputation and direction of CWH

Related / Corvex Recommendations
Recommendation #4: Cease All Related Party Asset Sales
CWH should cease all related party asset sales immediately given the conflicts of interest inherent in its externally managed structure and track record of poor capital allocation decisions
Fair and transparent related party transactions are complicated under the best of circumstances
– We do not understand how CWH can properly execute related party asset sales given the conflicts of interest between RMR and CWH shareholders, and the Company’s apparent lack of “Independent” Board members
– The many challenges of fair and transparent related party deals stand in contrast to
CWH’s level of activity, with over $2 billion of deals we could identify done in the last 5 years alone
We question whether historical related party asset sales have been in the best interest of
CWH shareholders
– CWH’s assets have been used historically to seed new business platforms for RMR
– These schemes generate new income streams for RMR (often at higher initial fee levels), without appropriate compensation for CWH shareholders
CWH shareholders have no confidence in management’s ability to execute related party transactions

Related / Corvex Recommendations
Recommendation #5:  Improve Capital Allocation
Management’s current capital allocation strategy could be described as ‘buy high, sell low.’
Current strategy: sell challenged suburban properties at a discount and use proceeds to acquire fully occupied, premium CBD properties (i.e. buy high, sell low)
– Proposed equity offering serves as example of poor capital allocation decisions, with management planning to sell equity at 57% discount to book value to buy back investment grade debt trading above par
New strategy: stabilize challenged properties, and use excess cash flow and asset sale proceeds to repurchase undervalued CWH stock
– No justification for asset acquisitions (or new construction) given superior returns and low risk of share repurchases
Results in significant value creation for CWH shareholders (see next page)
– Stop all acquisition and development activity until CWH stock price exceeds NAV
– No more dilutive equity offerings
– Establish an ongoing commitment to buy back stock when it trades below book value
Additionally, Company should establish and maintain an appropriate leverage target or leverage range

Related / Corvex Recommendations
Share Repurchase Analysis
CWH can close the disconnect between its stock price and NAV by using excess cash flow and asset sale proceeds to buy back stock
2012 2013E 2014E
CAD $131.4 Stabilized Cash NOI (after Asset Sales) $527.0
Cap Rate 7.50%
Run-Rate Target Savings TEV $7,026.7
Business Mgmt. Fees $46.2 $35.0 $11.2 CWH Net Debt 2,930.8
Property Mgmt Fees 36.8 25.8 11.0 Preferred 655.0
Incremental CAD $83.1 $60.8 $22.3 $22.3 $22.3 Equity Value $3,440.8
CWH Share Price $53.95
Adjusted CAD $153.6 $153.6 $161.3 % Change to Current 240.4%
Memo: Shares Outstanding 63.8
Current Quarterly Dividend $0.25 $0.25
Avg. Shares Outstanding 78.3 68.3 Implied CWH Share Price
Annual Dividends Paid $78.3 $68.3 Asset Sales
$53.95 $0.0 $75.0 $150.0 $225.0 $300.0
2013E 2014E 7.00% $55.44 $58.51 $62.22 $66.79 $72.56
CAD after Dividends $75.3 $93.0 Cap 7.25% 51.92 54.65 57.95 62.00 67.11
Asset Sales 150.0 150.0 Rate 7.50% 48.64 51.05 53.95 57.53 62.03
Divested NOI (5.6) (16.9) 7.75% 45.56 47.68 50.22 53.35 57.29
Share Repurchases $219.7 $226.1 8.00% 42.68 44.52 46.73 49.44 52.85
Buyback Price Assumed $20.00 $25.00
% Premium to Current Price 26.2% 57.7% % Change to Current
Asset Sales
Shares Repurchased 11.0 9.0 $0.0 $75.0 $150.0 $225.0 $300.0
% of Shares Outstanding (Current) 13.1% 10.8% 7.00% 249.8% 269.2% 292.6% 321.4% 357.8%
Cap 7.25% 227.6% 244.8% 265.6% 291.2% 323.4%
Beginning Shares 83.8 72.8 Rate 7.50% 206.9% 222.1% 240.4% 263.0% 291.4%
Ending Shares 72.8 63.8 7.75% 187.5% 200.8% 216.9% 236.6% 261.4%
Avg. Shares Outstanding 78.3 68.3 8.00% 169.3% 180.9% 194.8% 211.9% 233.4%

Related / Corvex Recommendations
Action by Written Consent
If CWH disagrees with our proposal or fails to respond within 30 days, we plan to seek to remove the Board and replace it with 5 independent trustees
Removing the Board would require action by written consent
– Declaration of Trust authorizes removal of Board at any time without cause by a 2/3 vote
– We believe a 2/3 vote is achievable, as we believe shareholders will overwhelmingly support our recommendations to CWH
If all of the Trustees are removed, according to the Declaration of Trust the officers of CWH must promptly call a special meeting where successor Trustees would be appointed by a majority vote
New independent board would then pursue the same strategies we have recommended on the previous pages

Conclusion
153%+ upside to Related/Corvex estimate of $40 NAV per share
247%+ upside to Related/Corvex target stock price of $55+ at 12/31/14
Externally managed structure skews incentives, reduces CWH cash flow through excessive fees, destroys investor confidence, and impairs valuation multiple (off depressed earnings)
– However, diversified asset base with highly saleable properties
We believe CWH must take immediate steps to close the massive discount between its public market value and underlying intrinsic value
– Internalize management structure
– Replace its existing Charter and Bylaws and appoint three independent trustees
– Use excess cash flow and proceeds from asset sales to buy back stock or delever until the Company’s stock price exceeds its NAV
If CWH is unable or unwilling to manage the business in ways which maximize long-
term shareholder value, the board should be removed and replaced with leaders who can and will make the necessary changes
CWH represents a collection of hard assets which are massively undervalued today due to the Company’s externally advised management structure and track record of underperformance

Appendix

Appendix
Arizona Center (Phoenix, AZ)
Property Type: Office - CBD
Asset Class: A
Estimated Occupancy: 93.0%
Net Rentable Square Feet: 1.1 million
Date Acquired: 3/9/11
Cost Basis: $137 million
Cost Basis PSF: $129.34
Mark-to-Market Assumptions
Rental Income: $20.26 PSF
Recoveries: $1.94 PSF
Vacancy & CL: 10.0%
Total Operating Expenses: $8.97 PSF
NOI: $12 million
Cap Rate: 8.00%
Stabilization Costs: NA
Concluded Value: $148 million
Concluded Value PSF: $140.05
The Property, is located at the northeast corner of 3rd and Van
Buren streets in Phoenix, AZ, and is situated on 16.1 acres. The property includes roughly 2,500 parking spaces, open space,
retail shops and restaurants, a movie theater, a garden office building and two office towers. The Property also includes three undeveloped pads of roughly 1.0 acre at the southwest corner of
Fillmore & 5th St., 1.1 acres between the parking deck & Two
Arizona Center, and 1.3 acres at NWC Van Buren & 5th St. The two office towers include the 20-story Arizona Center Two which is 100% leased by Arizona Public Services for the next 33 years and Arizona Center One, a 19-story tower which is 88% leased to several tenants including the Snell & Wilmer law firm (206,421 SF leased to 2022) and Pinnacle West Capital (8,779 SF).
Location Property Description
Commentary
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.

Sunny Side
Highland
Jefferson Park
LoDo
Downtown Denver
Auraria
Five Points
Cole
Clayton
Whittier
Skyland
Park Hill
City Park
City Park West
Uptown
Denver
Lincoln Park
Congress Park
Hale
Country Club
Cherry Creek
Hilltop
Speer
Valverde
Baker

RELATED
CORVEX

Appendix
1225 17  Street (Denver, CO)
Property Type: Office - CBD
Asset Class: A-
Estimated Occupancy: 83.8%
Net Rentable Square Feet: 672,465
Date Acquired: 6/24/09
Cost Basis: $134 million
Cost Basis PSF: $199.64
Mark-to-Market Assumptions
Rental Income: $25.00 PSF
Recoveries: $1.49 PSF
Vacancy & CL: 14.0%
Total Operating Expenses: $9.00 PSF
NOI: $9 million
Cap Rate: 6.25%
Stabilization Costs: $11 million
Concluded Value: $140 million
Concluded Value PSF: $207.82
The Property is a 32 story, Class-A- office building located in the downtown submarket of Denver. The building was constructed in
1982 and is situated on a 2.45 acre parcel of land with a
landscaped plaza on both the north and south sides of the
property.
Location Property Description
Commentary
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.
th

St Andrews Country Club
Boca Country Club
Woodfield Golf Club
NW 51st St
Yamato Rd
Patch Reef Park
Lynn University
Boca Raton Airport
Research and Development Park
Florida Atlantic University
Boca West Country Club
Glades Rd
Boca Grove Plantation Golf Course
Boca Raton
South Beach Park
Red Reef Park
W Palmetto Park Rd
Sugar Sand Park
Boca Del Mar
W Camino Real

RELATED

CORVEX

Appendix
6600 North Military Trail (Boca Raton, FL)
Property Type: Office - Suburban
Asset Class: A
Estimated Occupancy: 100.0%
Net Rentable Square Feet: 625,000
Date Acquired: 1/31/11
Cost Basis: $171 million
Cost Basis PSF: $273.60
Mark-to-Market Assumptions
Rental Income: $23.00 PSF
Recoveries: $0.00 PSF
Vacancy & CL: 5.0%
Total Operating Expenses: $0.10 PSF
NOI: $14 million
Cap Rate: 7.75%
Stabilization Costs: NA
Concluded Value: $175 million
Concluded Value PSF: $280.65
The Property is a 5-story, Class-A office building located in Boca
Raton, FL, two miles west of I-95 off the Yamato Rd. exit. Parking is available on-site by an unknown number of surface and
covered parking stalls. The building is situated on 4.5 acres. It was constructed in 2008 and is 100% occupied by Office Depot.
Office Depot‘s lease terms have been reported to include 15
years with multiple extension options.
Location Property Description
Commentary Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.

Near North Side
Gold Coast
Cabrini Green
Noble Square
Eckhart Park
W Chicago Ave
Near North
River West
W Ontario St
W Ohio St
River North
Kennedy Expy
Grand Ave
Fulton River District
W Kinzie St
W Lake St
Union Park
W Randolph St
West Loop
West Loop Gate
Loop
W Madison St
Near West Side

RELATED

CORVEX

Appendix
600 West Chicago (Chicago, IL)
Property Type: Office - CBD
Asset Class: A
Estimated Occupancy: 98.6%
Net Rentable Square Feet: 1.6 million
Date Acquired: 8/10/11
Cost Basis: $390 million
Cost Basis PSF: $248.19
Mark-to-Market Assumptions
Rental Income: $20.00 PSF
Recoveries: $8.10 PSF
Vacancy & CL: 5.0%
Total Operating Expenses: $9.00 PSF
NOI: $28 million
Cap Rate: 7.00%
Stabilization Costs: NA
Concluded Value: $406 million
Concluded Value PSF: $258.57
The Property, also known as the Montgomery Ward Building, is located in Chicago's River North neighborhood along the Chicago
River. The Property is an eight story building that was originally built as part of Montgomery Ward's office and warehouse
headquarters in 1908. In 2001, the Property and several adjacent buildings that were also part of the Montgomery Ward Complex were converted into office, retail, and condominium uses. The majority of the building is office, but several restaurants and a gym occupy the lower level. The Property offers complimentary shuttle service, but suffers from a lack of public transportation.
Major tenants include Groupon, Wrigley, Infinium Capital
Management and Level 3 Communications.
Location Property Description
Commentary
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.

Appendix
233 North Michigan Avenue (Chicago, IL)
Property Type: Office - CBD
Asset Class: B+
Estimated Occupancy: 73.8%
Net Rentable Square Feet: 980,362
Date Acquired: 5/15/11
Cost Basis: $162 million
Cost Basis PSF: $165.45
Mark-to-Market Assumptions
Rental Income: $17.00 PSF
Recoveries: $9.00 PSF
Vacancy & CL: 13.0%
Total Operating Expenses: $10.00 PSF
NOI: $14 million
Cap Rate: 7.75%
Stabilization Costs: $4 million
Concluded Value: $170 million
Concluded Value PSF: $173.54
The Property is a 32 story building located in the East Loop submarket of the Chicago CBD. The building was constructed in
1972 and renovated in 1998. The Property is located on 1.35
acres of land. The Property is part of the planned Illinois Center development, which includes numerous amenities including
indoor access to restaurants, hotels, and the Chicago Transit
Authority.
Location Property Description
Commentary
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.

W Michigan St
West New York Street
W Ohio St
E Ohio St
W Market St
E Market St
Washington St
E Washington St
W Maryland St
E Maryland St

RELATED

CORVEX

Appendix
111 Monument Circle (Indianapolis, IN)
Property Type: Office - Suburban
Asset Class: A
Estimated Occupancy: 93.7%
Net Rentable Square Feet: 1.1 million
Date Acquired: 10/1/12
Cost Basis: $196 million
Cost Basis PSF: $184.73
Mark-to-Market Assumptions
Rental Income: $24.26 PSF
Recoveries: $1.90 PSF
Vacancy & CL: 7.0%
Total Operating Expenses: $10.00 PSF
NOI: $16 million
Cap Rate: 8.00%
Stabilization Costs: NA
Concluded Value: $196 million
Concluded Value PSF: $184.73
The Property, also known as Chase Tower, consists of two office buildings that share the same address on the historic Monument
Circle in downtown Indianapolis, IN. The tower consists of
901,831 SF and the companion building is the Circle building consisting of 156,487 SF. Chase Tower is a 48- story, Class-A office building built in 1989, on 2.3 acres. The building serves as a regional headquarters for JP Morgan Chase, which is one of several credit tenants in the building including Merrill Lynch
(BofA), Morgan Stanley, and Ernst & Young. Two major tenants,
JP Morgan Chase (204,000 SF) and the law firm Woodard,
Emhart, et al. (45,000 SF) executed renewals in 2012.
Location Property Description
Commentary
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.

Appendix
701 Poydras Street (New Orleans, LA)
Property Type: Office - CBD
Asset Class: A
Estimated Occupancy: 98.0%
Net Rentable Square Feet: 1.3 million
Date Acquired: 8/15/11
Cost Basis: $102 million
Cost Basis PSF: $81.15
Mark-to-Market Assumptions
Rental Income: $17.62 PSF
Recoveries: $0.80 PSF
Vacancy & CL: 12.0%
Total Operating Expenses: $8.00 PSF
NOI: $10 million
Cap Rate: 9.50%
Stabilization Costs: NA
Concluded Value: $110 million
Concluded Value PSF: $87.43
The Property, also known as One Shell Square, is a 51-story,
Class-A office building located at the corner of Poydras St. and
St. Charles Street. Reported occupancy for the property is 98%
with Shell Oil’s gulf coast headquarters occupying 50% of the building through December 2016. The building is situated on
three acres and was constructed in 1972 by Hines.
Location Property Description
Commentary
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.

Appendix
901 – 1001 Lakeside Avenue (Cleveland, OH)
Property Type: Office - CBD
Asset Class: A
Estimated Occupancy: 90.4%
Net Rentable Square Feet: 820,795
Date Acquired: 2/12/08
Cost Basis: $123 million
Cost Basis PSF: $149.85
Mark-to-Market Assumptions
Rental Income: $21.00 PSF
Recoveries: $1.00 PSF
Vacancy & CL: 10.0%
Total Operating Expenses: $8.00 PSF
NOI: $10 million
Cap Rate: 8.25%
Stabilization Costs: NA
Concluded Value: $118 million
Concluded Value PSF: $144.24
The Property consists of two office buildings located in downtown
Cleveland, OH. The buildings were constructed in 1980 and
1990, and are situated on a 3.32 acre site. Building #1 (230,000
SF) is 100% occupied by Jones Day a global law firm with over
2,400 attorneys. Building #2 (590,795 SF) is 86.6% occupied with major tenants including Kaiser Permanente of Ohio (66,482 SF),
Towers Watson & Company (44,444 SF) and U.S. General
Services administration (31,409 SF).
Location Property Description
Commentary
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.

North Burnet
North Austin Civic Association
Pioneer Crossing
Windsor Hills
Riverplace
Hidden Valley
Crestview
Allandale
Austin Country Club
Bright Leaf Preserve
Emma Long Metropolitan Park
The Point At Rob Roy
University Hills and Windsor Park
Peyton Brook At Rob Roy
Palisades West
West Lake Hills
Tarrytown
Hyde Park
Central Austin
Pecan Springs Springdale
Upper Boggy Creek
Barton Creek
East MLK
Lost Creek
Rollingwood
Old West Austin
MLK-183
Barton Creek Wilderness Park
Austin
Govalle
Barton Hills
Zilker
Bouldin
East Oak Hill
Barton Creek Greenbelt East
Riverside Golf Course
Sunset Valley
Westgate
East Riverside Oltorf
South Manchaca

TRILOGY

RELATED

CORVEX

Appendix
Bridgepoint Square (Austin, TX)
Property Type: Office - Suburban
Asset Class: A
Estimated Occupancy: 95.0%
Net Rentable Square Feet: 439,656
Date Acquired: 12/5/97
Cost Basis: $78 million
Cost Basis PSF: $177.41
Mark-to-Market Assumptions
Rental Income: $16.00 PSF
Recoveries: $0.00 PSF
Vacancy & CL: 5.0%
Total Operating Expenses: $1.05 PSF
NOI: $6 million
Cap Rate: 7.00%
Stabilization Costs: NA
Concluded Value: $89 million
Concluded Value PSF: $202.20
The Property, also known as Bridgepoint Square, consists of a portfolio of five buildings as part of a campus-like business park.
Bridgepoint Square consists of 5-story, Class A constructed
suburban office buildings located on the north side of Lake
Austin. Each building has between 75,000 to 110,000 SF for a total of 439,656 SF. The assets are located in the Northwest submarket of Austin, TX, approximately 20 minutes drive from downtown Austin and were either built or renovated in 1996-
1997. Based on published information, all of the buildings are multi-tenanted with local or regional firms. The average tenant size is typically 5,000 to 15,000 SF indicating industry
diversification, but also inferior corporate credit.
Location
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.
Property Description
Commentary

Appendix
333 108   Avenue NE (Bellevue, WA)
Property Type: Office - CBD
Asset Class: A
Estimated Occupancy: 100.0%
Net Rentable Square Feet: 414,964
Date Acquired: 11/12/09
Cost Basis: $165 million
Cost Basis PSF: $397.62
Mark-to-Market Assumptions
Rental Income: $34.00 PSF
Recoveries: $2.41 PSF
Vacancy & CL: 5.0%
Total Operating Expenses: $10.00 PSF
NOI: $10 million
Cap Rate: 6.00%
Stabilization Costs: NA
Concluded Value: $171 million
Concluded Value PSF: $411.83
The Property consists of a 20-story, Class A office tower located in the Bellevue CBD, an affluent market just east of downtown
Seattle. The building was constructed in 2008, and is situated on a 1.3 acre site. Current occupancy at the property is reported to be 100% with a majority of the space (355K SF - 85% of NRA)
occupied by Expedia Inc. The Expedia lease term was reported to be 10 years, with multiple extension options. With the
occupation of the tower, Expedia consolidated space occupied in three different buildings within the Bellevue market. According to published sources the company has already outgrown its
headquarters.
Location Property Description
Commentary
Site
Note: Acquisition data and SF sourced from
LoopNet, CoStar, RealCapitalAnalytics and
SNL Financial.
th